Exhibit 10.1

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

AND

OPTHEA

Commercial License Agreement

Date: October 28, 2013

Selexis 2013

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

This Commercial License Agreement (this “Agreement”) is made effective on October 28, 2013 (the “Effective Date”)

by and between

Selexis SA, a company incorporated under the laws of Switzerland, with its registered office at [***], Geneva, Switzerland (“SELEXIS”)

and

OPTHEA PTY LTD, a company incorporated under the laws of Australia, with its registered office at Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia (“COMPANY”)

(SELEXIS and COMPANY, collectively the “PARTIES” and, individually, a “PARTY”)

Preamble

A.	WHEREAS, COMPANY is a biopharmaceutical company engaged in the research, development, manufacturing and sale of biopharmaceutical products;

B.	WHEREAS, SELEXIS is a biotechnology company engaged in the development and sale of recombinant cell lines based on the SELEXIS Technology;

C.	WHEREAS, SELEXIS is the owner of certain Confidential Information, the SELEXIS Know-How and the SELEXIS Patent Rights;

D.

WHEREAS, pursuant to a services agreement between the PARTIES dated November 26, 2012 (the “Services Agreement”) SELEXIS has developed certain recombinant cell line(s) for COMPANY using the SELEXIS Technology and COMPANY has evaluated such cell Line(s); and

E.

WHEREAS, SELEXIS is willing to grant COMPANY, and COMPANY is willing to receive from SELEXIS, a license to the SELEXIS Know-How and the SELEXIS Patent Rights with respect to the recombinant cell lines, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the PARTIES agree as follows:

Date: October 28, 2013	2 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.	Definitions

In addition to the terms defined above, the following terms, whether used in the singular or plural, shall have the following meanings as used in this Agreement, unless otherwise specifically indicated:

1.1.

“Affiliate” shall mean any Person that, as of the Effective Date, directly or indirectly, controls, is controlled by, or is under common control with the relevant Person. For the purposes of this definition only, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through ownership of voting securities of such Person, by contract or otherwise. A Person shall only be considered an Affiliate for so long as such Control exists.

1.2.	“BLA” shall mean a Biologic License Application for the Final Product filed with the FDA or any comparable filing made with a Regulatory Authority in another country.

1.3.	“Calendar Quarter” shall mean, for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31 respectively.

1.4.	“Calendar Year” shall mean the period commencing on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.5.	“Cell Line” shall mean a mammalian cell line that is developed using the SELEXIS Technology. Cell Line shall include, without limitation, any COMPANY Cell Line(s).

1.6.

“Clinical Trials” shall mean human studies designed to measure the safety and/or efficacy of the Product. Clinical Studies include Phase I Clinical Trials, Phase II Clinical Trials, and Phase III Clinical Trials.

1.7.

“Collaboration Partner” shall mean a Third Party with which COMPANY collaborates on the development of the production process and/or commercialization of a Licensed Product or Final Product or to which COMPANY has granted a license for the development of the production process and/or commercialization of a Product.

1.8.

“Combination Product Adjustment” shall mean the adjustment of: Net Sales for any combination product done by multiplying actual Net Sales of such combination product by the fraction A/(A + B) where [***], if sold separately, and [***], if sold separately. If, on a country-by-country basis, the other active ingredient, device or component in the combination is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of the combination product in such country by the fraction A/C where [***], if sold separately, in such country and [***].

1.9.	“Commercial License” shall have the meaning set out in Article 2.1.

1.10.	“Commercial License Option” shall mean the option granted to Company in the Services Agreement to obtain a non-exclusive commercial license.

Date: October 28, 2013	3 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.11.

“COMPANY Technology” shall mean any Technology owned or controlled by COMPANY, including, without limitation, any such Technology related to Licensed or Final Product, but excluding any SELEXIS Technology related thereto.

1.12.

“COMPANY Cell Line” shall mean the mammalian cell line developed by SELEXIS and provided to COMPANY pursuant to the Services Agreement and any progeny or derivatives thereof. A Cell Line which has been [***] shall be described as such in this Agreement.

1.13.

“Confidential Information” shall mean any technical and business information pertaining to materials and production techniques, products, processes and services, including without limitation physical working models and samples of the products, research, development, patentable and unpatentable inventions, manufacturing, purchasing and product development plans, forecasts, strategies and information, engineering, marketing, merchandising, selling, customer lists, customer prospects, software codes, algorithms, names and expertise of employees and consultants, blueprints, technical information, trade secrets or know-how or other related proprietary business information and data, in any case whether such information is provided in tangible or intangible form, written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium. Confidential Information disclosed in any tangible format will be labeled “Confidential” or words to similar effect, and all non-tangible disclosures will be declared to be “Confidential” or words to similar effect at the time of disclosure. Confidential Information shall include any and all material and data created by the receiving party based on, containing or otherwise reflecting Confidential Information. Confidential Information shall also include any such information or documents which may be disclosed hereunder which the disclosing party received in confidence from a Third Party.

1.14.

“Contract Manufacturing Organization” shall mean an entity of which at least fifty percent (50%) of the business is directed toward the provision of services or products for non-affiliate third parties.

1.15.

“Contractor” shall mean a Third Party contractor who: (i) develops the production process for Licensed Products or Final Products by or on behalf of COMPANY or (ii) manufactures and supplies Licensed Products or Final Products by using such production process by or on behalf of Company.

1.16.	“Default” shall have the meaning set out in Article 9.2.

1.17.	“Defaulting Party” shall have the meaning set out in Article 9.2.

1.18.	“Deliverables” shall mean the reports and other data delivered to COMPANY pursuant to the Services Agreement, excluding the COMPANY Cell Line.

Date: October 28, 2013	4 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.19.	“FDA” shall mean the United States Food and Drug Administration, or any successor agency.

1.20.

“Final Product” shall mean any pharmaceutical preparation in final form containing any Licensed Products for sale by prescription, over-the-counter or any other method, in any dosage form, formulation, presentation, line extension or package configurations, including without limitation such Product in development where the context so requires in this Agreement.

1.21.

“First Commercial Sale” shall mean, with respect to any Final Product in any country, the first sale of such Final Product for use or consumption by the general public in such country after Regulatory Approval as well as Pricing and Reimbursement Approval for such Final Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals and Pricing and Reimbursement Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

1.22.

“Force Majeure” shall mean conditions beyond the control of a PARTY, including without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of facilities or materials by fire, earthquake, storm or the like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.23.	“IND” shall mean an Investigational New Drug Application for the Product filed with the FDA or any comparable filing made with a Regulatory Authority in another country.

1.24.	“Insolvent Party” shall have the meaning set out in Article 9.3.

1.25.

“Invention” shall mean any invention, idea, innovation, enhancement, improvement or feature, whether or not patentable or registrable, together with any intellectual property rights relating thereto (including without limitation the Patent Rights and rights to confidentiality and proprietary information).

1.26.

“Know-How” shall mean information in whatever form, tangible or intangible and on whatever medium, including without limitation, information and materials relating to Inventions and other know-how, trade secrets, data (including without limitation all data from pre-clinical and clinical studies and other studies intended for regulatory submission), results, formulae, DNA and amino acid sequence information and developments.

1.27.	“Licensed Field of Use” shall mean all uses of a Licensed and/or Final Product.

1.28.	“Licensed Product” shall mean the recombinant protein listed in Exhibit 2.

Date: October 28, 2013	5 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.29.	“Losses” shall mean all and any liability, damage, loss or expense.

1.30.	“Net Sales” shall mean the amount collected by COMPANY, its Affiliates and/or its sublicensees on account of sales of Final Product to Third Parties in the Territory, less the following deductions:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***]; and

(vi)

in the event that a Final Product is sold in any country in the form of a combination product containing one or more other therapeutically active ingredients, the Net Sales for any such Final Product shall be computed using the Combination Product Adjustment for such country.

1.31.	“Non-Defaulting Party” shall have the meaning set out in Article 9.2.

1.32.	“Notice of Default” shall have the meaning set out in Article 9.2.

1.33.

“Patent Rights” shall mean any and all of the following: (i) patent applications (including without limitation provisional patent applications) and patents (including without limitation the inventor’s certificates); (ii) any substitution, extension (including without limitation patent term extensions and supplementary protection certificates), registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination, renewal, patent of addition or the like thereof or thereto; (iii) any foreign counterparts of any of the foregoing; and (iv) any utility model applications and utility models (whether or not corresponding to any of the foregoing).

1.34.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

1.35.

“Phase I Clinical Trial” shall mean a Clinical Trial conducted in humans which is principally intended to obtain data on the safety, tolerability, pharmacokinetic or pharmacodynamic properties of a product. Phase I shall be deemed to have commenced when the first patient in the study has been treated. Phase I shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

Date: October 28, 2013	6 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.36.

“Phase II Clinical Trial” shall mean a Clinical Trial conducted in humans in which the primary objective is a preliminary determination of therapeutic efficiency and/or to find an optimal dose range in patients with the disease target being studied. Phase II shall be deemed to have commenced when the first patient in the study has been treated. Phase II shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.37.

“Phase III Clinical Trial” shall mean a Clinical Trial conducted in humans in which the primary objective is a determination of therapeutic efficiency in patients with the disease target being studied. Phase III shall be deemed to have commenced when the first patient in the study has been treated. Phase III shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.38.

“Price and Reimbursement Approval” shall mean any approvals, licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary to determine or set the pricing of a Product, and/or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

1.39.

“Regulatory Approval” shall mean any approvals, licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary for the manufacture, marketing or sale of a Product or conduct of Clinical Trials in a regulatory jurisdiction, excluding Price and Reimbursement Approval.

1.40.

“Regulatory Authority” shall mean (i) the FDA or (ii) any and all governmental or supranational agencies, ministries, authorities or other bodies with similar regulatory authority with respect to approval or registration of pharmaceutical or biologic products in any other jurisdiction anywhere in the world.

1.41.

“Royalty Term” shall mean with respect to each Final Product sold in a particular country, the period beginning on the date of the First Commercial Sale in such country and terminating on the expiration of the last-to-expire or lapse of any Valid Claims in such country covering the Licensed Product, the Final Product, the Company Cell Line, or any other Cell Line used to produce Licensed Product, or the development, use, or manufacture of any of the foregoing. In no event shall the Royalty Term exceed the 22nd of October 2024.

1.42.

“SELEXIS Know-How” shall mean SELEXIS’ Confidential Information and Know-How owned, controlled by SELEXIS, or to which SELEXIS has received a license which includes a right to grant sublicenses consistent with the Commercial License relating to, without limitation, the construction and development of recombinant cell lines for the manufacture of biopharmaceutical products and existing as of the Effective Date or obtained thereafter during the Term.

1.43.

“SELEXIS Materials” shall mean the materials provided by SELEXIS to COMPANY under this Agreement and all modifications and improvements thereof made by SELEXIS during the Term, if any. SELEXIS Materials excludes the Cell Lines.

Date: October 28, 2013	7 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

1.44.

“SELEXIS Patent Rights” shall mean Patent Rights which: (i) are owned or controlled by SELEXIS, or to which SELEXIS has received a license which includes a right to grant sublicenses consistent with the Commercial License (ii) are necessary or useful for the use of SELEXIS Materials or the construction, development and use of Cell Lines and (iii) are existing as of the Effective Date or obtained thereafter during the Term. Without limiting the generality this Article, the SELEXIS Patent Rights as of the Effective Date are listed in Exhibit 1 hereto.

1.45.	“SELEXIS Technology” shall mean the SELEXIS Patent Rights, the SELEXIS Know-How and the SELEXIS Materials.

1.46.	“Tax Authority” shall mean the relevant governing tax authority as defined in Article 4.2.

1.47.	“Taxes” shall mean all excises, taxes and duties with the exception of VAT.

1.48.

“Technology” shall mean all inventions (whether or not patentable or patented) and intellectual property rights therein, including without limitation, patents, patent applications, know-how, trade secrets, copyrights, trademarks, designs, concepts, registered and unregistered design rights, data, work product, results, reports, improvements, business and research plans, analytic methods and results, experimental methods and results, manufacturing processes, developments, technologies, technical information, composites of genes and gene constructs, cell lines, manuals, standard operating procedures, instructions and specifications.

1.49.	“Term” shall have the meaning set out in Article 9.1.

1.50.	“Territory” shall mean the entire world.

1.51.	“Third Party” shall mean a Person other than SELEXIS, COMPANY or an Affiliate of SELEXIS or COMPANY.

1.52.	“Transferee” shall have the meaning set out in Article 2.3.

1.53.

“Valid Claim” shall mean any issued or granted claim of the SELEXIS Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, that is unappealable or remains unappealed at the end of the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.54.	“VAT” shall mean value added tax and any other similar turnover, sales or purchase, tax or duty levied by any other jurisdiction whether central, regional or local.

Date: October 28, 2013	8 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

2.	Commercial Licenses

2.1.

Commercial Licenses. Subject to COMPANY’s compliance with the other terms and conditions of this Agreement (including, without limitation, payment by COMPANY of the amounts provided for below in accordance with the payment schedule and terms provided for below), SELEXIS hereby grants to COMPANY a non-exclusive worldwide license under the SELEXIS Patent Rights and SELEXIS Know-How, in the Territory, with the limited right to sublicense in accordance with Article 2.2, to use Cell Lines, Deliverables and SELEXIS Materials for the manufacture of Licensed and/or Final Products, and to make, have made, use, offer for sale, sell, import and otherwise exploit Licensed and/or Final Products in the Licensed Field of Use, including, without limitation, the use of Licensed and/or Final Products in Clinical Trials (the “Commercial License”).

2.2.

Sublicenses. Subject to the provisions of this Article 2.2, COMPANY shall be entitled to grant sublicenses to the rights granted under the Commercial License to any one or more third parties (the “Sublicensees”) provided always:

2.2.1.

Any sublicense granted under this Agreement shall be expressly subject and subordinate to the terms of this Agreement and it shall be COMPANY’s responsibility to ensure strict adherence by any Sublicensee to the terms and conditions of this Agreement.

2.2.2.

Any Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any SELEXIS Know-how and/or SELEXIS Patent Rights to use COMPANY Cell Lines, SELEXIS Materials and/or SELEXIS Patent Rights other than for the purposes of the manufacture, use, offer for sale, sale, import and other exploitation of Licensed and/or Final Products in the Field.

2.2.3.	COMPANY will notify SELEXIS in writing of any such sublicense within [***] following the grant thereof, and [***].

2.2.4.

Notwithstanding the above, COMPANY is and remains fully liable and responsible for any breach of this Agreement committed or any Losses caused by any Sublicensee, or any other Third Party or Affiliate to whom the Cell Lines, Deliverables, SELEXIS Materials and the SELEXIS Know-How or parts thereof are made available under any such sublicense.

2.3.

Transfer of SELEXIS Materials. COMPANY shall not transfer the Cell Lines, Deliverables, SELEXIS Materials or SELEXIS Know-How to any Third Party, except that during and for the Term only, COMPANY may transfer Cell Lines, Deliverables, SELEXIS Materials and SELEXIS Know-How to Contractors or

Date: October 28, 2013	9 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

Collaboration Partners (the “Transferees”) solely for their use in connection with the development of a production process for Licensed and/or Final Product, the manufacturing of Licensed and/or Final Product for sale or distribution of Final Product in the Licensed Field of Use, or, the commercialization of Licensed and/or Final Product in the Licensed Field of Use, with, for or on behalf of, COMPANY. If COMPANY makes any such transfer, it shall notify SELEXIS within [***] of any such transfer and report the name and address of any Transferee together with confirmation that the Transferee has agreed in writing to adhere to the confidentiality obligations and use restrictions set out in this Agreement.

For the avoidance of doubt, upon expiration of the last Royalty Term, the Commercial License granted to COMPANY in Article 2.1 (and the sublicense and transfer rights as set forth in Articles 2.2 and 2.3) shall become perpetual and royalty-free.

2.4.

Sale of Licensed Product. If COMPANY (itself or in cooperation with one or more Third Parties) wishes to sell or otherwise transfer Licensed Product to any Third Party in a form other than as a Final Product, it may do so subject to the following. (a) Such Licensed Product may only be sold or transferred to one or more Third Party(ies) for use in Clinical Trials, for further research and/or development and/or for formulation for ultimate sale in the Licensed Field of Use as Final Product; (b) Any sale for financial consideration of Licensed Product in a form other than as a Final Product will be deemed a “Net Sale” of Final Product and Royalty Payments will be due on such sale of Licensed Product in accordance with Article 3.1.3 as if the Licensed Product were Final Product; and (c) All sales of Final Product incorporating such Licensed Product will be deemed “Net Sales” of a Sublicensee for purposes of this Agreement and will be subject to payment by COMPANY of the royalties set forth in Article 3.1.3, and will trigger payment of the milestones set forth in Article 3.1.2 if a Final Product produced by such a Third Party is the first Final Product to reach the appropriate milestone trigger point. COMPANY will ensure that sufficient records are kept by COMPANY or available to it to document the Net Sales of Licensed and/or Final Products to determine the amounts due to SELEXIS under Article 3.

3.	Consideration

3.1.

Payments. In consideration of the Commercial License granted to COMPANY pursuant to Article 2.1, and in consideration of the right to sublicense the rights granted in Article 2.1 pursuant to Article 2.2, COMPANY shall pay SELEXIS as follows:

3.1.1.	Commercial License Execution Payment. COMPANY shall pay SELEXIS a one-time fee of thirty five thousand Swiss Francs (CHF 35,000), due upon execution of this Agreement.

Date: October 28, 2013	10 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

3.1.2.	Commercial License Milestone Payments. COMPANY shall make the following milestone payments to SELEXIS with respect to the first occurrence of each such milestone event for each Licensed Product:

3.1.2.1 [***];

3.1.2.2 [***];

3.1.2.3 [***]; and

3.1.2.4 [***].

3.1.3.

Commercial License Royalty Payments: In addition to the milestone payments under Article 3.1.2, during the Royalty Term COMPANY shall pay SELEXIS on a Final Product-by-Final Product (including Products deemed Final Products in accordance with Article 2.4, parts (b) and (c)) and country-by-country basis a royalty of [***] of Net Sales of all Final Products sold worldwide, where said Final Products have been produced from a Cell Line [***]. If Final Products have been produced from a Cell Line [***], then the royalty rate shall be [***]. Where royalties are due for the sale of Final Products directly by COMPANY such royalties shall be paid for each Calendar Quarter within [***] of the end of that Calendar Quarter. Where royalties are due for the sales of Final Product by a Sublicensee, payment shall be made within [***] of the end of that Calendar Quarter. For the avoidance of doubt, no royalty payments shall be due for a Final Product in a specific country after the Royalty Term has expired for such Final Product in such country. Where royalties are no longer due in accordance with the foregoing, the Commercial License granted to COMPANY under this Agreement shall become perpetual, irrevocable, fully paid up and royalty free with respect to such Licensed and Final Product in such country. At any time during the Term, SELEXIS and COMPANY may agree to remove the royalty in its entirety or in part in exchange for payment(s) as negotiated.

3.2.	Mechanism of Payment. The payments due to SELEXIS under this Agreement shall be made by wire transfer or electronic fund transfer to the credit and account of SELEXIS as follows:

Bank Name :    [***]

Account:           [***]

To:                    Selexis S.A.

                           [***]

3.3.

Payment Terms. Except with respect to royalties due pursuant to Article 3.1.3, COMPANY shall make payments due to SELEXIS under this Agreement at the latest [***] after receipt of invoice. All fees and payments, including without limitation under Article 3.1.3, do not include any applicable VAT or Taxes.

Date: October 28, 2013	11 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

3.4.

Records. COMPANY and its Affiliates and Sublicensees shall keep true accounts of Net Sales of Final Products and COMPANY shall deliver to SELEXIS at the same time as the payments due under Article 3.1.3. a written account, including quantities of Net Sales of each such Final Product, broken down on a country-by-country basis with respect to those payments. SELEXIS is entitled to have such accounts audited by an independent expert of its choice. Such independent expert shall be bound by confidentiality terms at least as restrictive as the terms of Article 8 and shall be authorized to disclose to SELEXIS only the results of its audit. COMPANY shall provide access to all information reasonably requested by such expert. The cost of any audit shall be borne by SELEXIS unless the audit shows that COMPANY underpaid SELEXIS by [***] of the amounts due in which case the cost of the audit shall be borne by COMPANY.

3.5.

Single Royalty and Milestone. For Final Products covered by more than one SELEXIS Patent Rights, COMPANY will make one payment to SELEXIS for royalties on any unit of Final Product sold by COMPANY or Sublicensees, irrespective of how many SELEXIS Patent Rights may cover such Final Product. Each milestone described in Article 3 shall be payable only once in relation to each Licensed Product, irrespective of the number of Final Products which incorporate that Licensed Product and undergo the events triggering the payment. All fees and payments, including without limitation under Article 3.1, do not include any applicable VAT or Taxes.

4.	Taxes

4.1.

General. All Taxes levied on account of any payment made by COMPANY to SELEXIS pursuant to this Agreement (other than Taxes on income, gains or profits levied against SELEXIS by any competent Swiss tax authority) will be the responsibility of, and shall be paid by, COMPANY pursuant to Article 3.

4.2.

Character of Payments. The PARTIES agree that, for purposes of determining the applicability of any Taxes, the payments to be made under this Agreement constitute payments for tangible property and license of intellectual property. However, in the event that the governing tax authority (the “Tax Authority”) qualifies differently such payment, any additional taxes that may be applied (including without limitation any interest and penalties that may be unpaid) shall be paid by COMPANY.

4.3.	Withholding by COMPANY.

4.3.1.

All payments by COMPANY hereunder shall be made in full without any deduction or withholding whatsoever and free and clear of and without any deduction or withholding for or on account of any Taxes, except to the extent that any such deduction or withholding is required by law in effect at the time of payment. If any such deductions or withholdings must be made from any amounts payable or paid by COMPANY, COMPANY shall [***].

Date: October 28, 2013	12 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

4.3.2.

Each PARTY shall execute and deliver such documents, deeds and other papers and take such further actions as may be reasonably required to lawfully enable SELEXIS and COMPANY or their respective Affiliates or Sublicensees to mitigate withholding taxes, such as take advantage of any applicable legal provision or any double taxation treaties, for the purpose of assigning to SELEXIS full tax credit for amounts deducted or withheld by COMPANY pursuant to Article 4.3.1.

5.	Intellectual Property

5.1.

Ownership. Each PARTY shall retain all right, title and interest in and to its Inventions and Know-How which exist on the Effective Date or which are thereafter developed independently of the performance of this Agreement.

5.2.

COMPANY and SELEXIS Inventions. Any Invention developed hereunder by or for either Party, solely or jointly with the other PARTY or any Affiliate or agent thereof, shall belong exclusively (i) to COMPANY, to the extent [***] (“COMPANY Invention”); or (ii) to SELEXIS, to the extent [***] (“SELEXIS Invention”). Any SELEXIS Inventions shall be included within the scope of the SELEXIS Technology licensed to COMPANY under this Agreement as provided for in Article 5.5. Notwithstanding the foregoing, such ownership shall not be construed to transfer to either PARTY ownership of or any license or other rights in or to any of such PARTY’s underlying Technology which may be included or embodied therein, or useful or necessary to use in connection with exploiting such Invention.

5.3.

Other Inventions. Except as set forth in Article 5.2, any other Invention developed hereunder solely by COMPANY shall be COMPANY’s sole property and any other Invention developed hereunder solely by SELEXIS shall be SELEXIS’ sole property. The PARTIES do not anticipate that there will be any jointly developed Inventions hereunder, but if there are any other such jointly developed Inventions which do not relate to either the SELEXIS Technology or the COMPANY Technology, such Inventions shall be owned jointly by COMPANY and SELEXIS (“Joint Inventions”). In the event any such Joint Inventions arise, the PARTIES will use commercially reasonable efforts to cooperate to protect and/or exploit such Joint Inventions, including, without limitation, by sharing in costs incurred with protection of such Joint Inventions and sharing in revenues generated by the use or sublicense of the Joint Inventions.

5.4.

Notification. Each PARTY shall promptly notify the other PARTY of any Invention arising in connection with this Agreement provided that COMPANY has no obligation to notify SELEXIS with respect to any COMPANY Inventions developed solely by COMPANY.

Date: October 28, 2013	13 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

5.5.

Improvements. In the event SELEXIS possesses, acquires, creates or is licensed (with the right to grant a sublicense consistent with the terms of the Commercial License) any improvements to the SELEXIS Technology which are necessary or useful for COMPANY to use in connection with the use of the Cell Lines as licensed hereunder, such improvements shall automatically be included in the SELEXIS Patent Rights and/or the SELEXIS Know-How and thereby disclosed and licensed at no extra cost to COMPANY in accordance with this Agreement; provided, however, that any rights granted by the foregoing will be subject to COMPANY’s compliance with any bona fide obligations owed to Third Parties (with respect to which SELEXIS has notified COMPANY), including, without limitation, and royalty obligations owed to Third Parties.

5.6.

Third Party Patent Rights. SELEXIS covenants that if SELEXIS becomes aware that COMPANY’s use of the SELEXIS Technology in accordance with the terms hereunder would or would likely infringe any Third Party proprietary rights, SELEXIS shall use its reasonable commercial efforts to resolve such potential infringement at SELEXIS’ cost to ensure COMPANY’s freedom to continue to exercise the licenses granted under this Agreement, including without limitation by using its reasonable commercial efforts to obtain a license from the Third Party owner of the proprietary rights which entitles SELEXIS to continue to grant the rights to COMPANY as provided for herein. Should such efforts not be successful, SELEXIS shall inform COMPANY in writing and thereafter the Parties will discuss the matter in good faith for a period not to exceed [***]. Thereafter [***], save that SELEXIS shall not have such right if COMPANY agrees to [***]. If COMPANY [***] and if COMPANY [***] relating to COMPANY’s permitted use of the SELEXIS Technology hereunder, then COMPANY may deduct any royalties actually paid to such Third Party to the extent related to the use of the SELEXIS Technology [***]; provided that in no event shall the [***] of the royalty amount that would have otherwise been payable for such Final Product. The obligations set forth in this Article relate solely to Third Party rights related specifically and solely to the SELEXIS Technology licensed hereunder, and do not apply with respect to any other technology or materials used by COMPANY at its discretion in connection with its exercise of the license rights granted hereunder, and specifically exclude any such Third Party rights to the extent relating to the Licensed Product(s) produced by any Cell Lines hereunder.

5.7.

Enforcement of SELEXIS Patent Rights. If, during the Term, either PARTY becomes aware of any infringement or potential infringement of the SELEXIS Technology it shall promptly notify the other PARTY in writing and the PARTIES shall consult with each other to decide the best way to respond to such infringement or misuse, provided that SELEXIS shall remain free to take any action as it deems fit in its sole discretion.

5.8.

COMPANY Publications. COMPANY shall have the unrestricted right to publish or otherwise disclose the results and data obtained by the practice of the SELEXIS Technology in accordance with the terms hereof, provided such publication or disclosure does not include any Confidential Information of SELEXIS. The name of SELEXIS shall be given proper recognition in such publication(s) as scientifically appropriate.

Date: October 28, 2013	14 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

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5.9.

Further Assurance. Each PARTY agrees to execute and do all things at the cost of the other PARTY (if not specifically agreed otherwise) as the other PARTY may reasonably require to give that other PARTY the full benefit of the provisions of this Article 5.

6.	Representations, Warranties, and Covenants

6.1.

General. Except for the representations, warranties and covenants contained in Article 5.6 or this Article 6, the PARTIES do not make any other representations, nor give any other warranties, express or implied, nor undertake to any other covenants. The PARTIES expressly exclude any and all other representations, warranties and covenants.

6.2.	Representations and Warranties by the PARTIES. Each PARTY hereby represents and warrants to the other PARTY that:

6.2.1.

Corporate Power. It is duly organized and validly existing under the laws of the state (or country or other jurisdiction, as the case may be) of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

6.2.2.

Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and the persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate actions.

6.2.3.

Binding Agreement. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy.

6.2.4.

No Conflicts. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a PARTY or by which it may be bound.

6.2.5.

Intellectual Property Rights. Each PARTY represents that it has valid and sufficient arrangements and agreements with its directors, officers and employees (which term shall include agents, consultants and subcontractors) such that ownership of intellectual property rights in and to any Inventions made by its directors, officers and employees vests in such PARTY.

Date: October 28, 2013	15 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

6.3.	Additional Representations and Warranties by SELEXIS. SELEXIS hereby represents and warrants that, to the best of its knowledge, as of the Effective Date:

6.3.1.

There is no pending litigation asserting that the use of the SELEXIS Technology or the SELEXIS Know-How constitutes an infringement or misappropriation of any intellectual property rights of a Third Party; and

6.3.2.	SELEXIS has the right in and to the SELEXIS Technology, SELEXIS Know-How and the SELEXIS Patents to grant COMPANY the rights which are granted to COMPANY under this Agreement.

6.4.	Additional Warranties by COMPANY. COMPANY hereby represents and warrants to SELEXIS that:

6.4.1.

To the best of its knowledge, there are no Third Party intellectual property rights or any other rights that may be asserted against SELEXIS claiming that SELEXIS was or is directly infringing or is helping or assisting COMPANY in infringing such Third Party’s rights in connection with COMPANY’s exercise of the Commercial License granted by SELEXIS hereunder (except to the extent that any such Third Party rights relate solely and specifically to the SELEXIS Technology and/or SELEXIS Materials), including, without limitation, the development, manufacture and commercialization of Licensed Products and/or Final Products as permitted hereunder; and

6.4.2.

As of the Effective Date, to the best of its knowledge, there is no litigation pending against COMPANY in connection with the use or ownership of the Licensed Product, including, without limitation, the infringement or misappropriation of any intellectual property rights of a Third Party relating to the Licensed Product, and COMPANY has not received any written claim that the use thereof infringes on any intellectual property rights of a Third Party or a request or demand from any Third Party for the licensing of any intellectual property rights to such Third Party in connection with the use of the Licensed Product.

6.4.3.

COMPANY will use commercially reasonable endeavours to not knowingly misappropriate or infringe the intellectual property or other rights of any Third Party in connection with its exercise of its licensed rights hereunder, including, without limitation, use of any SELEXIS Technology, Cell Line, or Deliverables, or development, manufacture or sale of Licensed and/or Final Product hereunder.

6.5.

Third Party Intellectual Property. Without limiting the warranty set forth in Article 6.4.3, COMPANY hereby acknowledges that in order to make, have made, use, offer for sale, sell, import and otherwise exploit Licensed and/or Final Products in the Field it may require licenses under Third Party patent or other intellectual property rights that may be infringed by the manufacture, use, offer for sale, sale, importation and other exploitation of Licensed and/or Final Product and, other than in the case of Third Party patent rights provided for in Article 5.6, it is agreed that it shall be COMPANY’S responsibility to identify all such intellectual property and satisfy itself as to the need for such licences, and, if necessary, to obtain such licenses. COMPANY agrees that, with the sole exception of Third Party patent rights provided for in Article 5.6 and for which SELEXIS provides indemnification in Article 7.1, SELEXIS will have no liability whatsoever for any infringement of Third Party patent rights.

Date: October 28, 2013	16 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

6.6.

Disclaimer of Warranties by SELEXIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND WITHOUT LIMITING THE GENERALITY OF ARTICLE 6.1, SELEXIS DOES NOT MAKE NOR GIVE ANY REPRESENTATION OR WARRANTY TO COMPANY OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SELEXIS TECHNOLOGY WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE THEREOF BY SELEXIS OR BY COMPANY PURSUANT TO ANY LICENSE GRANTED TO COMPANY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.	Liability and Indemnification

7.1.

Indemnification by SELEXIS. During the Term of this Agreement and thereafter, SELEXIS hereby agrees to save, defend and hold COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents harmless from and against any and all Losses resulting directly from (i) any Third Party claim alleging that [***]; or (ii) any material breach of SELEXIS’ representations, warranties and covenants set forth in Article 6; except in each case to the extent that such Losses were caused by willful misconduct or gross negligence of COMPANY or any of its Affiliates, Collaborators or Sublicensees. In the event COMPANY seeks indemnification under this Article 7.1, COMPANY shall notify SELEXIS of any claim as soon as reasonably practicable after it receives notice of the claim. COMPANY shall allow SELEXIS to conduct and control the defense against the claim (including without limitation to settle the claim solely for monetary consideration), shall (at SELEXIS’ expense) execute and deliver such documents and other papers and take such further actions as may be reasonably required to defend against the claim (including without limitation to settle the claim solely for monetary consideration) and shall (at SELEXIS’ expense) cooperate as requested by SELEXIS in the defense of the claim, provided always that SELEXIS may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding which includes any admission as to liability or fault without the prior express written consent of COMPANY, which consent will not be unreasonably withheld.

7.2.

Indemnification by COMPANY. During the Term of this Agreement and thereafter, COMPANY hereby agrees to save, defend and hold SELEXIS and its officers, directors, employees, consultants and agents harmless from and against any and all Losses resulting from (i) Third Party claims in connection with [***]; (ii) Third Party claims relating to [***]; or (iii) any material breach of COMPANY’s representations, warranties

Date: October 28, 2013	17 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

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and covenants set forth in Article 6; in each case, except to the extent that such Losses result from the willful misconduct or gross negligence of SELEXIS. In the event SELEXIS seeks indemnification under this Article, SELEXIS shall notify COMPANY of any claim as soon as reasonably practicable after it receives notice of the claim. SELEXIS shall allow COMPANY to assume direction and control of the defense of the claim (including without limitation the right to settle the claim solely for monetary consideration), and shall (at COMPANY’s expense) execute and deliver such documents and other papers and take such further actions as may be reasonably required to defend against the claim (including without limitation to settle the claim solely for monetary consideration). SELEXIS shall (at COMPANY’s expense) cooperate as requested by COMPANY in the defense of the claim, provided always that COMPANY may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding which includes any admission as to liability or fault without the prior express written consent of SELEXIS, which consent will not be unreasonably withheld.

7.3.

No Incidental or Consequential Damages. In no event shall either PARTY be responsible for any incidental or consequential damages, including without limitation, lost profits or opportunities; provided that the foregoing shall in no event limit a PARTY’s indemnification obligation under Article 7.1 or Article 7.2.

7.4.

Limitation of Liability. SELEXIS’ cumulative liability under this Agreement, whether in contract, in tort, or otherwise, shall in no event exceed the aggregate consideration paid by COMPANY to SELEXIS under this Agreement.

8.	Confidentiality

8.1.

Non-disclosure. During the Term of this Agreement and for [***] thereafter, each PARTY shall keep Confidential Information of the other PARTY confidential and shall not (i) use the other PARTY’s Confidential Information for any purpose not expressly permitted under this Agreement, nor (ii) disclose the other PARTY’s Confidential Information to any Person other than those of its agents, employees, and consultants (collectively, “Representatives”) who need to know such Confidential Information for a use or purpose expressly permitted under this Agreement. Any such Representative who receives Confidential Information pursuant to this Article 8.1 shall be bound by written obligations of confidentiality and non-use with respect to the Confidential Information that are no less stringent than the obligations set forth in this Agreement.

8.2.

Exceptions. The confidentiality obligations set forth in Article 8.1 shall not apply to Confidential Information that (i) is, or becomes, public information other than as the result of the violation of this Agreement or other

Date: October 28, 2013	18 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

act or omission by the receiving PARTY or its Representatives; (ii) was lawfully known to the receiving PARTY or its Representatives without restriction on use or disclosure at the time of disclosure hereunder; (iii) is hereafter lawfully received by the receiving PARTY or its Representatives from a Third Party authorized to make such disclosure and without restriction on use or disclosure; or (iv) is approved for release by prior written consent from the disclosing Party.

8.3.

Authorized Disclosures. Notwithstanding any provision of this Agreement to the contrary, each PARTY may disclose Confidential Information of the other PARTY to the extent such disclosure is required by law, provided however that the receiving PARTY gives the disclosing PARTY reasonable prior written notice to enable the disclosing PARTY to take appropriate measures to protect its Confidential Information and fully cooperates, subject to commercially reasonable efforts, with the disclosing PARTY to prevent or limit to the greatest extent possible the disclosure of Confidential Information.

8.4.

Use of Name. No right, express or implied, is granted to either PARTY by this Agreement to use in any manner any trademark or trade name of the other PARTY including the names “CIRCADIAN, VEGENICS or OPTHEA” and “SELEXIS” without the prior written consent of the PARTY entitled to such trademark or trade name.

9.	Term and Termination

9.1.

Term. This Agreement is effective as of the Effective Date. Unless earlier terminated pursuant to Articles 9.2, 9.3 or 9.4 of this Agreement shall remain in full force and effect until [***] (the “Term”).

9.2.

Termination for Default. In addition to any other remedies which may be available at law or equity, in the event of any material breach of this Agreement (the “Default”) by a PARTY (the “Defaulting Party”), the PARTY not in default (the “Non-Defaulting Party”) shall have the right to give the Defaulting Party a written notice thereof (the “Notice of Default”), which must state the nature of the Default in reasonable details and request that the Defaulting Party cure such Default within [***]. During such [***] period, the Parties will cooperate in good faith in order to resolve any issue(s) that may have given rise to the Notice of Default and/or cure such Default. If such Default is not cured or the issue(s) that may have given rise to the Notice of Default not resolved within [***] after receipt of a Notice of Default by the Defaulting Party or if such Default cannot be cured, the Non-Defaulting Party may, at its sole discretion, terminate this Agreement by written notice effective upon receipt. For avoidance of doubt, if the Default is cured or the issue(s) that may have given rise to the Notice of Default resolved within [***] after receipt of a Notice of Default by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement.

Date: October 28, 2013	19 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

9.3.

Termination for Bankruptcy. In the event that a PARTY shall become insolvent or make any arrangement with its creditors or has a receiver or administrator appointed to the whole or any part of its assets or if an order shall be made or a resolution passed for its winding up unless such order or resolution is part of a scheme for its amalgamation or reconstruction (the “Insolvent Party”), the other PARTY shall have the right, at its sole discretion, to serve immediate notice of termination (with the sole exception of the circumstances expounded in 9.5.2.2) of this Agreement, effective upon receipt.

9.4.	Termination by COMPANY. COMPANY may terminate this Agreement at any time by giving [***] written notice to SELEXIS.

9.5.	Consequences of Expiration or Termination.

9.5.1.

Termination of Licenses. In the event of a termination of this Agreement by COMPANY pursuant to Article 9.2 or 9.4, all and any rights and licenses granted under this Agreement shall terminate upon termination of this Agreement except for the licenses which have become perpetual pursuant to Article 3.1.3.

In the event of a termination of this Agreement by SELEXIS pursuant to Article 9.2 or 9.3, all and any rights and licenses granted under this Agreement shall terminate upon termination of this Agreement except for the licenses which have become perpetual pursuant to Article 3.1.3.

9.5.2.	SELEXIS Technology and Confidential Information.

9.5.2.1

Subject to the provisions of Article 9.5.2.2, upon termination of this Agreement under Article 9.2 or Article 9.3 where COMPANY is the Insolvent Party, or Article 9.4, COMPANY shall dispose of all tangible embodiments of the SELEXIS Technology and SELEXIS Confidential Information, including without limitation the SELEXIS Materials and Cell Lines, and render inaccessible or useless all electronic embodiments, of SELEXIS Confidential Information provided to COMPANY by SELEXIS hereunder, except that COMPANY may retain one copy of the SELEXIS Confidential Information delivered hereunder in its secured legal files only for ensuring compliance with the terms of this Agreement.

9.5.2.2

Where the COMPANY is the Insolvent Party, SELEXIS acknowledges that this Agreement and the Commercial License may constitute a material asset of the COMPANY and as such the continuation of this Agreement (and the exercise of the Commercial License) may be of benefit to both Parties, in particular where the Commercial License has been sublicensed. As such, SELEXIS agrees to provide COMPANY or the COMPANY’S receiver or administrator the opportunity to make submissions for maintenance or restructure of the Agreement. Any submissions must be received by SELEXIS within [***] of the COMPANY

Date: October 28, 2013	20 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

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entering into insolvency, receivership or administration. SELEXIS agrees to take into consideration any such submissions received within the [***] period before making any decision to terminate the Agreement under Article 9.3. If no submissions are received within the [***] period or alternatively after due consideration of any submissions, SELEXIS shall have the right, at its sole discretion, to serve immediate notice of termination of this Agreement under 9.3 and the COMPANY shall dispose of all tangible embodiments in accordance with 9.5.2.1.

9.5.3.

COMPANY Confidential Information. Upon any expiration or termination of this Agreement, SELEXIS shall dispose of all tangible embodiments, and render inaccessible or useless all electronic embodiments, of COMPANY Confidential Information provided to SELEXIS by COMPANY hereunder, except that SELEXIS may retain one copy of the COMPANY Confidential Information delivered hereunder in its secured legal files only for ensuring compliance with the terms of this Agreement.

9.5.4.	Accrued Obligations. Expiration or termination of this Agreement shall not relieve the PARTIES of any obligation or liability accruing prior to such expiration or termination.

10.	Miscellaneous

10.1.

Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either PARTY without the prior written consent of the other PARTY; provided, that either PARTY may assign this Agreement and all of its rights and obligations hereunder, without such prior written consent, to an entity which acquires all or substantially all of the business or assets of such PARTY (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale or otherwise; and COMPANY may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate if COMPANY remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder, and provided that [***]. This Agreement shall be binding upon the successors and permitted assigns of the PARTIES and the name of a PARTY appearing herein shall be deemed to include the names of such PARTY’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Article 10.1 shall be null and void.

10.2.

Compliance with Governmental Obligations. Each PARTY shall comply, upon reasonable notice from the other PARTY, with all governmental requests directed to either PARTY relating to this Agreement and provide all information and assistance necessary to comply with the governmental requests.

Date: October 28, 2013	21 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

10.3.

Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one PARTY but all such counterparts taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles.

10.4.

Dispute Resolution. The PARTIES agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the PARTIES shall undertake good faith efforts to resolve any such dispute, with the matter being referred at the request of either PARTY to the General Counsel (or chief legal officer) of each PARTY and, if remaining unresolved after [***], then to the Chief Executive Officers of each PARTY (or their designees). If after [***] of the matter first being referred to the General Counsel the PARTIES are unable to resolve such dispute, either PARTY may seek any remedy available pursuant to Article 10.16.

10.5.

Entire Agreement. This Agreement sets forth all of the covenants, promises, agreements, representations, warranties, conditions and understandings between the PARTIES with respect to the subject matter hereof, and constitutes and contains the complete, final, and exclusive understanding and agreement of the PARTIES with respect to the subject matter hereof, and cancels, supersedes and terminates all prior agreements and understanding between the PARTIES with respect to the subject matter hereof. There are no covenants, promises, agreements, representations, warranties, conditions or understandings, whether oral or written, between the PARTIES other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the PARTIES hereto unless reduced to writing and signed by the respective authorized officers of the PARTIES. For the avoidance of doubt, to the extent of any inconsistency between this Agreement and the Services Agreement, the terms of this Agreement shall govern and prevail.

10.6.

Force Majeure. Neither PARTY shall be liable to the other for loss, damages, default or delay due to Force Majeure, provided that the PARTY affected by a case of Force Majeure gives prompt notice of such case to the other PARTY. The PARTY giving such notice shall thereupon be excused from its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected PARTY commences and continues to take reasonable and diligent actions to cure such cause; and provided further that if any Force Majeure delays or prevents the performance of the obligations of either PARTY for a continuous period in excess of [***], the PARTY not affected shall then be entitled to terminate this Agreement, which termination shall be effective upon [***] written notice to the affected PARTY. Such a termination shall be irrevocable, except otherwise provided by the PARTIES and upon termination the provisions of Article 9.5 shall apply.

10.7.

Further Actions. Each PARTY agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

Date: October 28, 2013	22 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

10.8.

Independent Contractors. The relationship between SELEXIS and COMPANY created by this Agreement is one of independent contractors and neither PARTY shall have the power or authority to bind or obligate the other PARTY except as expressly set forth in this Agreement.

10.9.

Interpretation of Agreement. Articles and other descriptive headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

10.10.	License Obligations. Nothing in this Agreement imposes any obligation upon a PARTY to enter into any other license or agreement with the other PARTY.

10.11.

Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the PARTIES at the following addresses (or at such other addresses that a PARTY specifies by like notice, provided, however, that notices of a change of address shall be effective only upon written receipt thereof):

If to COMPANY, addressed to:
OPTHEA PTY LTD

Level 4, 650 Chapel Street
South Yarra
VIC 3141
Australia
Attention:	CEO
Facsimile:	[***]

If to SELEXIS, addressed to:

Selexis S.A.
[***]

Attention:	[***]
With a copy to:	[***]
Facsimile:	[***]

Date: October 28, 2013	23 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

10.12.

Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of COMPANY and SELEXIS (and their permitted successors and assigns) and nothing in this Agreement (express or implied) is intended to or shall confer upon any Third Party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.13.

Severability. If any term, covenant or condition of this Agreement or the application thereof to any PARTY or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to PARTIES or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by applicable law.

10.14.

Waiver. The failure on the part of a PARTY to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

10.15.	Survival. Articles 1, 3.4, 4, 5, 6, 7, 8, 9.5 and 10 shall survive any termination or expiration of this Agreement in accordance with their terms.

10.16.

Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of [***], without regard to principles of conflict of laws. Any dispute arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of [***].

Date: October 28, 2013	24 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

IN WITNESS WHEREOF, the PARTIES, having read the terms of this Agreement and intending to be legally bound hereby, do hereby execute this Agreement:

SELEXIS SA		OPTHEA PTY LTD

Signature:	/s/ Girod PA	Signature:	/s/ Megan Baldwin

Place, Date:	Plan-les-Ouates, Nov 15, 2013	Place, Date:	Melbourne, 7 Nov 2013

Name: Girod PA		Name: Megan Baldwin

Title: Chief Scientific Officier		Title: CEO, Opthea P/L

Signature:	/s/ Regine Brokamp	Signature:	/s/ Robert Klupacs

Place, Date:	PLO, Nov 15th 2013	Place, Date:	Melbourne, 7 Nov 2013

Name: Regine Brokamp		Name: Robert Klupacs

Title: COO		Title: Director, Opthea Pty Limited

25 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

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EXHIBIT 1

SELEXIS PATENT RIGHTS

Patent 1.

Title	[***]

Filing date	[***]

Application Number	[***]

Grant Patent Number	[***]

Geographies	[***]

Status	[***]

Patent 2.

Title	[***]

Filing date	[***]

Application Number	[***]

Publication Number	[***]

Geographies	[***]

Date: October 28, 2013	26 of 27	Opthea
Selexis SA

Certain information contained in this document, identified by [***], has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

CONFIDENTIAL

EXHIBIT 2

LICENSED PRODUCTS

Vascular Endothelial Growth Factor Receptor 3 soluble proteins

Date: October 28, 2013	27 of 27	Opthea
Selexis SA